                                                                      EXHIBIT 12

                    WARNER-LAMBERT COMPANY AND SUBSIDIARIES
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                             (DOLLARS IN MILLIONS)

                                                             YEARS ENDED DECEMBER 31,
                                               ----------------------------------------------------
                                                 1999       1998       1997       1996       1995
                                                 ----       ----       ----       ----       ----
Earnings before income taxes and accounting
  changes (less minority interests)..........  $2,441.2   $1,791.0   $1,188.8   $1,069.1   $1,004.1
Add:
    Interest on indebtedness -- excluding
      amount capitalized.....................     140.3      114.3      167.5      145.9      122.7
    Amortization of debt expense.............        .6         .8         .4         .5         .4
    Interest factor in rent expense(a).......      45.8       39.4       32.1       28.5       27.7
                                               --------   --------   --------   --------   --------
        Adjusted earnings....................  $2,627.9   $1,945.5   $1,388.8   $1,244.0   $1,154.9
                                               --------   --------   --------   --------   --------
                                               --------   --------   --------   --------   --------

Fixed Charges:
    Interest on indebtedness.................  $  140.3   $  114.3   $  167.5   $  145.9   $  122.7
    Capitalized interest.....................      27.1       19.2        8.3        9.6       10.1
    Amortization of debt expense.............        .6         .8         .4         .5         .4
    Interest factor in rent expense(a).......      45.8       39.4       32.1       28.5       27.7
                                               --------   --------   --------   --------   --------
        Total fixed charges..................  $  213.8   $  173.7   $  208.3   $  184.5   $  160.9
                                               --------   --------   --------   --------   --------
                                               --------   --------   --------   --------   --------
Ratio of earnings to fixed charges...........      12.3       11.2        6.7        6.7        7.2
                                               --------   --------   --------   --------   --------
                                               --------   --------   --------   --------   --------

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 (a) Represents one third of rental expense, which the Company believes is a reasonable approximation.